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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                BLACKROCK, INC.

          BlackRock, Inc., a Delaware corporation (hereinafter the "Corporation") hereby certifies as follows:

          1. The name of the corporation is BlackRock, Inc. The original certificate of incorporation of the Corporation (the "Original Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on March 27, 1998.

          2. This Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") amends and restates in its entirety the Corporation's Original Certificate of Incorporation and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and by written consent of the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Section 103 of the DGCL.

          3. Upon the filing (the "Effective Time") of this Certificate of Incorporation pursuant to the DGCL, each share of the Corporation's common stock, no par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into _____ validly issued, fully paid, and non-assessable share of Class B Common Stock (the "Class B Common Stock") authorized by paragraph (C) of Article FOURTH of the Certificate of Incorporation (totaling _______ shares of Class B Common Stock), without any action by the holder thereof (the "Reclassification"). Each Certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Class B Common Stock into which the share or shares of Old Common Stock represented by such certificates shall have been reclassified.
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          4.   The Original Certificate of Incorporation of the Corporation is
hereby amended and restated to read in its entirety as follows:

          FIRST:    The name of the corporation is BlackRock, Inc.

          SECOND:   The address of the Corporation's registered office in the
State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

          THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

          FOURTH:   A.   Authorized Shares.  The Corporation shall be authorized
to issue __________ shares of stock, of which (i) __________ shares shall be shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and __________ shall be shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and
(ii) __________ shares shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

                    B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such classes or series, and to fix the designations, voting powers (if any), privileges, preferences and relative, participating, optional or other special rights of the shares of each such classes or series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

                    (1) the designation of the class or series, which may be by distinguishing number, letter or title;

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                    (2) the number of shares of the series, which number the
Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

                    (3) the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

                    (4) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series shall cumulate;

                    (5) if the shares of such class or series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

                    (6) the amount payable out of the assets of the Corporation to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                    (7) provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange

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and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                    (8) restrictions on the issuance of shares of the same class or series or of any other class or series of capital stock of the Corporation, if any; and

                    (9) the voting rights and powers, if any, of the holders of shares of the class or series.

          C.        Common Stock.   The following is a statement of the relative
powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation:

                    (1) Except as otherwise set forth below in this Article FOURTH, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

                    (2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed on each share shall be equal in number. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

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                    (3)  (a)  At every meeting of the stockholders of the
Corporation, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his, her or its name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to five votes in person or by proxy for each share of Class B Common Stock standing in his, her or its name on the transfer books of the Corporation, in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as may be otherwise required by law or by this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common Stock and holders of Class B Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class A Common Stock that would not adversely affect the rights of the holders of the Class B Common Stock; provided that, for the foregoing purposes, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one for one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

                         (b) Except as otherwise provided by law, and subject to
any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class (except as otherwise provided in paragraph (C)(3)(a) above); provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. To the fullest extent permitted by law, any increase in the authorized

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number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                         (c)  Every reference in this Certificate of
Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock, Common Stock, Class A Common Stock, or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Voting Stock, Common Stock, Class A Common Stock or Class B Common Stock are entitled.

                         (d)  At any meeting of stockholders, the presence in
person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

                    (4) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof. For purposes of this paragraph (C)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                    (5) Except as shall otherwise be approved by a majority of the votes entitled to be cast by the holders of each class of Common Stock voting separately as a class, in case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corpora tion with another corporation in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares

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of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock. In the event that the holders of Class A Common Stock (or of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

                    (6)  (a)  Except as provided in the Stockholders Agreement,
dated     , 1999, among the Corporation, PNC Asset Management, Inc., certain employees of the Corporation and its Affiliates and Permitted Transferees (as defined therein) thereof (the "Stockholders Agreement"), each share of Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time. At the time of a conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and
(ii) written notice to the Corporation specifying the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon such conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the Corporation of both such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted or such later time as may be specified in such written notice, and as of such time each person named in such written notice as the person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Delivery of such certificates and such written notice shall obligate the Corporation to issue such shares of Class A Common Stock, and thereupon the Corporation or its transfer agent shall promptly issue and deliver at

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such stated address to such record holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such record holder.

                         (b)  Upon any conversion of shares of Class B Common
Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph, any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted, shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                         (c) The Corporation shall at all times reserve and keep
available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding. The Corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges. The Corporation shall take all action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Class A Common Stock are or may be listed, or of any inter-dealer quotation system of a registered national securities association upon which the shares of Class A Common Stock are or may be listed.

                         (d)  The Corporation will not be required to pay any
documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock, and no such issue or delivery shall be made unless and until the person effecting such transfer has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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                    (7)   For so long as the Stockholders Agreement shall remain
in effect, the Corporation shall recognize the restrictions on transfer contained therein with respect to the parties thereto; provided that in connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the Stockholders Agreement, or in connection with the making of any determination referred to therein:

                    (a) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

                    (b) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

                    (8) No stockholder shall be entitled to exercise any right of cumulative voting.

          FIFTH:    A.   Stockholder Meetings.

                    (1) Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined in accordance with the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

                    (2) Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, special

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meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by:

                         (a)  the Chairman of the Board of Directors;

                         (b)  the President of the Corporation;

                         (c)  a majority of the Board of Directors; or

                         (d) a Controlling Stockholder, provided that as of and following the Trigger Date, the power of any stockholder to call a special meeting is specifically denied.

                    B.   Written Consent.

                   (1) Except as provided in paragraph (2) below and except as may be otherwise provided in a resolution or resolutions providing for any class or series of stock other than Common Stock with respect to action by written consent by holders of such class or series of stock, any action required or permitted to be taken at any annual or special meeting of the stockholders may be effected by written consent of such stockholders pursuant to Section 228 of the DGCL.

                    (2) As of and following the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by any such stockholders.

          SIXTH:    A.   Powers of the Board of Directors.  The business and
affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.

                    B. Number of Directors. The Board of Directors shall initially consist of six directors, which number of directors may be increased or decreased from time to time pursuant to a resolution adopted by: (1) prior to the Trigger Date, the affirmative vote of at least eighty percent (80%) of the entire Board of Directors; or (2) as of and following the Trigger Date, the affirmative vote of a majority of the entire Board of Directors.

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                    C.    Classes, Election and Term.  The Board of Directors
shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office.

                    D.   Removal of Directors.

                    (1) Prior to the Trigger Date, except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the Voting Stock.

                    (2) As of and following the Trigger Date, except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, only for cause (as defined by the Corporation's Bylaws), by the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the Voting Stock.

                     E. Meetings of the Board of Directors. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide.

          SEVENTH:   A director of the Corporation shall, to the maximum extent permitted by the laws of the State of Delaware, as now or hereafter in effect,

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have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

          The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          EIGHTH:   The Corporation shall not be subject to Section 203 of the
DGCL.

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          NINTH:    A.   Business Combinations.  As of and following the Trigger
Date, the Corporation shall not engage in any Business Combination with any Interested Stockholder for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

                    (1) prior to such time the Board of Directors of the Corporation approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or

                    (2) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

                    (3) at or subsequent to such time the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding Voting Stock which is not owned by the Interested Stockholder.

                    B. Exceptions. The restrictions contained in this Article NINTH shall not apply if:

                    (1) The Corporation does not have a class of Voting Stock that is (i) listed on a national exchange, (ii) authorized for quotation on the NASDAQ Stock Market or (iii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Stockholder or from a transaction in which a person becomes an Interested Stockholder;

                    (2) A stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder and (ii) would not, at any time within the 3-year period immediately prior to a Business

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Combination between the Corporation and such stockholder, have been an
Interested Stockholder but for the inadvertent acquisition of ownership; or

                    (3) The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which
(i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Corporation's Board of Directors or during the period described in paragraph (2) of this subsection B; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were directors prior to any person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to Section 251 (f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary of the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either the aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the Voting Stock. The Corporation shall give not less than twenty (20) days notice to all Interested Stockholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph.

                    C. Definitions. As used in this Article NINTH only, the term:

                    (1) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

                    (2) "associate," when used to indicate a relation ship with any person, means (i) any corporation, partnership, unincorporated associa-

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tion or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of voting stock, (ii) any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

                    (3) "Business Combination," when used in reference to the Corporation and any Interested Stockholder of the Corporation, means:

                         (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with
     (A) the Interested Stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation paragraph (A) of this Article is not applicable to the surviving entity;

                         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

                         (iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the Interested Stockholder, except (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such, (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such,
     (d) pursuant to an exchange offer by the Corporation to purchase stock made on the terms to all holders of said stock, or (e) any issuance or transfer of stock by the Corporation, provided however, that in no case under (c)-
     (e) above shall there be an increase in the Interested Stockholder's proportionate share of the stock of any class or series of the Corporation or of the Voting Stock;

                         (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

                         (v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs
     (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority owned subsidiary.

                    (4) "control," including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

                     (5) "Interested Stockholder" means any person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the Voting Stock, or (ii) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Stockholder; and the affiliates and associates of such person; provided, however, that the term "Interested Stockholder" shall not include any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation provided that such person shall be an Interested Stockholder if thereafter such person acquires additional shares of Voting Stock, except as a result of further action of the Corporation not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Stockholder, the Voting Stock deemed to be outstanding shall include stock deemed to be owned by the person through application of subparagraph (6) of this paragraph (B) but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                    (6) "owner" including the terms "own" and "owned" when used with respect to any stock means a person that individually or with or through any of its affiliates or associates:

                         (i) beneficially owns such stock, directly or indirectly; or

                         (ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

                         (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of clause (ii) of this subparagraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

          TENTH:    A.   Certain Acknowledgments.  The provisions of this
Article TENTH shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to any Controlling Stockholder and Affiliated Companies (as defined below in this Article TENTH) thereof, in recognition and anticipation that:

                    (1) the Original Controlling Stockholder or another Controlling Stockholder will remain a significant stockholder of the Corporation;

                    (2) the directors, officers and/or employees of a Controlling Stockholder or of Affiliated Companies thereof may serve as directors and/or officers of the Corporation;

                    (3) the Controlling Stockholder and the Affiliated Companies thereof engage, are expected to continue to engage and may in the future engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage;

                    (4) that the Corporation and Affiliated Companies thereof will or may engage in material business transactions with the Controlling Stockholder and Affiliated Companies thereof that the Corporation is expected to benefit therefrom; and

                    (5) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corpora tion, the Controlling Stockholder and the Affiliated Companies of each, and the duties of any directors or officers of the Corporation who are also directors, officers or employees of the Controlling Stockholder or Affiliated Companies thereof, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and the Controlling Stockholder and Affiliated Companies thereof, on the other hand.

          Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

          The provisions of this Article TENTH are in addition to, and not in limitation of, the provisions of the DGCL and the other provisions of this Certificate of Incorporation. Any contract or business relationship which does not comply with the procedures set forth in this Article TENTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

                    B. Certain Agreements and Transactions Permitted; Certain Fiduciary Duties of Certain Stockholders, Directors and Officers. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with the Controlling Stockholder or Affiliated Companies thereof pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and the Controlling Stockholder or an Affiliated Company thereof, on the other hand, agree to engage in transactions of any kind or nature with each other or with Affiliated Companies thereof and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to paragraph (E) of this Article TENTH, (i) no such agreement shall be considered void or voidable solely due to the nature of the parties thereto or due to the existence of circumstances as described in paragraph (A) of this Article TENTH,
(ii) no such agreement, or the performance thereof by the Corporation or the Controlling Stockholder, or any Affiliated Company thereof, shall be considered contrary to any fiduciary duty that the Controlling Stockholder or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation or any Affiliated Company thereof by reason of the Controlling Stockholder or any Affiliated Company thereof being a controlling stockholder of the Corporation or participating in the control of the Corporation or of any Affiliated Company thereof, (iii) no such agreement, or the performance thereof by the Corporation or the Controlling Stockholder, or any Affiliated Company thereof, shall be considered contrary to any fiduciary duty of any director or officer of the Corporation or of any Affiliated Company thereof who is also a director, officer or employee of the Controlling Stockholder or any Affiliated Company thereof to the Corporation or such Affiliated Company, or to any stockholder thereof, and
(iv) the parties to any such agreement shall be deemed to have acted in good faith and in a manner they reasonably believed to be in and not opposed to the best interests of the Corporation and shall be deemed not to have derived any improper personal benefit therefrom, if any of the following conditions shall have been satisfied:

                         (1) such agreement shall have been entered into before
any shares of Common Stock of the Corporation were offered for sale to the public and continued in effect in respect of any such transaction or opportunity after such time; or

                         (2) such agreement shall have been approved (a) by the
Board of Directors by the affirmative vote of a majority of the directors (even though less than a quorum) who are not Interested Persons (as defined below in this Article TENTH) in respect of such agreement or (b) by a committee of the Board of Directors constituted solely of directors who are not Interested Persons in respect of such agreement by the affirmative vote of a majority of the members of such committee or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such agreement and to whom the authority to approve such agreement has been delegated either by the Board of Directors by the same affirmative vote required by paragraph (B)(2)(a) of this Article TENTH for approval of such agreement by the Board of Directors or by a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by paragraph (B)(2)(b) of this Article TENTH for approval of such agreement by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such agreement has been so delegated; pro-vided, however, that, before approval of such agreement, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and the Controlling Stockholder or such Affiliated Company thereof, on the other hand, and the material terms and facts as to such agreement were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval of such agreement, as the case may be; or

                    (3) such agreement was fair to the Corporation as of the time it was entered into by the Corporation; or

                    (4) such agreement was approved by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of the Controlling Stockholder and any Affiliated Company thereof and any Interested Person in respect of such agreement; or

                    (5) in the case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (1), (2), (3) or (4) of this sentence, such transaction shall have been approved or ratified by (a) the Board of Directors of the Corporation by the affirmative vote of a majority of the directors (even though less than a quorum) who are not Interested Persons in respect of such transaction or (b) by a committee of the Board of Directors constituted solely of directors who are not Interested Persons in respect of such transaction by the affirmative vote of a majority of the members of such committee or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such transaction and to whom the authority to approve such transaction has been delegated either by the Board of Directors by the same affirmative vote required by paragraph (B)(5)(a) of this Article TENTH for approval of such transaction by the Board of Directors or a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by paragraph (B)(5)(b) of this Article TENTH for approval of such transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such transaction has been so delegated; provided, however, that, before such approval or ratification, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and the Control-ling Stockholder or such Affiliated Company thereof, on the other hand, and the material facts as to such transaction were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such transaction, as the case may be; or

          (6) in case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (1), (2),
(3) or (4) of this sentence, such transaction was approved or ratified by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of the Controlling Stockholder and any Affiliated Company thereof and any Interested Person in respect of such transaction. Subject to paragraph (D) of this Article TENTH, neither the Controlling Stockholder nor any Affiliated Company thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction that meets the requirements of any of clauses (1), (2), (3), (4), (5) or (6) of this paragraph
(B) and no director, officer or employee of the Corporation who is also a director, officer or employee of the Controlling Stockholder or any Affiliated Company thereof shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such agreement or transaction or performing any such agreement in accordance with its terms. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article TENTH. The failure of any agreement or transaction between the Corporation or an Affiliated Company thereof, on the one hand, and the Controlling Stockholder or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Article TENTH shall not, by itself, cause such agreement or transaction to constitute any breach of any fiduciary duty to the Corporation or to any Affiliated Company thereof, or to any stockholder or other owner of an equity interest therein, by the Controlling Stockholder or such Affiliated Company thereof or by any director or officer of the Corporation, the Controlling Stockholder or any of their respective Affiliated Companies.

          (7) No contract, agreement, arrangement or transaction between the Corporation and the Controlling Stockholder or any of their Affiliated Companies or between the Corporation and one or more of the directors or officers of the Corporation, the Controlling Stockholder or any of their Affiliated

Companies or between the Controlling Stockholder and any Affiliated Company shall be void or voidable solely for the reason that the Corporation, any Affiliated Company or any one or more of the officers or directors of the Corporation, the Controlling Stockholder or any of their Affiliated Companies are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement or transaction, or solely because his or their votes are counted for such purpose, and the Controlling Stockholder, any Affiliated Company and such directors and officers
(a) shall have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders with respect thereto, (b) shall not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, (c) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation for purposes of Article TENTH and the other provisions of this Certificate of Incorporation and (d) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom for the purposes of Article TENTH and the other provisions of this Certificate of Incorporation, if:

                         (a) the material facts as to the contract, agreement,
arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract or transaction, and the Board of Directors or such committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                         (b) the material facts as to the contract, agreement,
arrangement or transaction are disclosed or are known to the holders of Voting Stock entitled to vote thereon, and the contract, agreement, arrangement or transaction is specifically approved in good faith by vote of the holders of a majority of the then outstanding Voting Stock not owned by the Controlling Stockholder or an Affiliated Company, as the case may be.

                    (8) Directors of the Corporation who are also directors or officers of the Controlling Stockholder or an Affiliated Company may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction. Voting Stock owned by the Controlling Stockholder and any

Affiliated Companies may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction.

                    (9) For purposes of this Article TENTH, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

                    (10) Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by this Certificate of Incorporation, until the occurrence of the Trigger Date, the affirmative vote of the holders of more than eighty percent (80%) of the voting power of the Voting Stock then outstanding shall be required to alter, amend or repeal, or adopt any provision inconsistent with any provision of this Article TENTH. Neither the alteration, amendment or repeal of this Article TENTH nor the adoption of any provision inconsistent with this Article TENTH shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                    C.   Corporate Opportunities.

                    (1) The Controlling Stockholder and its Affiliated Companies shall have no duty not to (i) engage in the same or similar activities or lines of business as the Corporation, (ii) do business with any client or customer of the Corporation, or (iii) employ or otherwise engage any officer or employee of the Corporation, and neither the Controlling Stockholder nor its Affiliated Companies nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of the Control ling Stockholder or any Affiliated Company thereof or of such person's participation therein. In the event that the Controlling Stockholder or any Affiliated Company thereof acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Controlling Stockholder or any Affiliated Company thereof and the Corporation, neither the Controlling Stockholder nor any Affiliated Company thereof shall have any duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that the Controlling Stockholder or any Affiliated Company thereof pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not present such corporate opportunity to the Corporation.

                   (2) For the purposes of this Article TENTH, "corporate opportunities" shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation's business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Controlling Stockholder or any Affilated Company or its officers or directors, will be brought into conflict with that of the Corporation.

                   (3) If any contract, agreement, arrangement or transaction between the Corporation and the Controlling Shareholder and any Affiliated Company involves a corporate opportunity and is approved in accordance with the procedures set forth in paragraph (B) of this Article TENTH, the Controlling Shareholder and any Affiliated Company and their officers and directors shall also for the purposes of this Article TENTH and the other provisions of this Certificate of Incorporation (a) have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders, (b) be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (c) be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Article TENTH, this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

                    D. Certain Definitions. For purposes of this Article TENTH, the following definitions shall apply:

                         (1) "Affiliated Company" shall mean in respect of the
Controlling Stockholder any company which controls, is controlled by, or is under common control with the Controlling Stockholder (other than the Corporation and any company that is controlled by the Corporation) and in respect of the Corporation shall mean any company controlled by the Corporation.

                         (2) "Interested Person" in respect of an agreement or
transaction referred to in paragraph (B) of Article TENTH shall mean any director, officer or employee of the Controlling Stockholder or an Affiliated Company thereof and any person who has a financial interest that is material to such person in the Controlling Stockholder or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person's ownership of securities of the Controlling Stockholder or an Affiliated Company thereof, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual's decision on behalf of the Corporation or an Affiliated Company thereof in respect of the agreement or transaction either in the specific instance by, or pursuant to a policy adopted by, the Board of Directors by the affirmative vote of a majority of the directors (even though less than a quorum) who are not directors, officers or employees of the Controlling Stockholder or any Affiliated Company thereof or a committee of the Board of Directors constituted solely of directors who are not directors, officers or employees of the Controlling Stockholder or any Affiliated Company thereof by the affirmative vote of a majority of such committee.

                    E. Termination. The provisions of this Article TENTH shall have no further force or effect at such time as any Controlling Stockholder ceases to own directly or indirectly a majority of the Voting Stock; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation or an Affiliated Company thereof and the Controlling Stockholder or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliated Company thereof and the Controlling Stockholder or an Affiliated Company thereof for the allocation of any opportunity between them before such time.

          ELEVENTH:   The books of the Corporation may be kept (subject to any
provision contained in the DGCL or other applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

          TWELFTH:    Whenever a compromise or arrangement is proposed
between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may in a summary way on the application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          THIRTEENTH:

                    A.    General Right to Amend Bylaws. Except as otherwise
set forth below in paragraph (B) of this Article, the Bylaws of the Corporation may be adopted, consistent with law and the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), and once adopted, any Bylaw may be altered or repealed by: (1) the affirmative vote of at least a majority of the members of the Board of Directors then in office; provided, however, that prior to the Trigger Date, the affirmative vote of at least eighty percent (80%) of the entire Board of Directors shall be required to amend, alter, change, adopt or repeal any provision of the Bylaws or to adopt any new Bylaw; or (2) the affirmative vote of at least a majority of the voting power of the Voting Stock.

                    B. Certain Bylaw Amendments. As of and following the Trigger Date, any proposed amendment, alteration, change, adoption or repeal of, or the adoption of any Bylaw inconsistent with, any of Sections 2.3, 2.9, 2.10 or 2.12 of Article II or Sections 3.2 and 3.4 of Article III or Article VIII of the Bylaws shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all Voting Stock then outstanding.

          FOURTEENTH:

                    A. General Right to Amend Certificate of Incorporation.

                       (1) The Corporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add thereto any other provision authorized by the laws of the state of Delaware at the time in force, and except as may otherwise be explicitly provided by any provision of this Certificate of Incorporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form, or as hereafter amended, are granted subject to the right reserved in this paragraph (A)(1).

                       (2) Subject to the provisions of paragraph (B) below and the rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation may only be altered, amended or repealed, and any inconsistent provision adopted, with such action (if any) of the Board of Directors as is provided by law, and in addition to any other vote of stockholders (if any) required by law, and notwithstanding that a lower vote (or no vote) of stockholders otherwise would be required:

                         (a)  prior to the Trigger Date, the approval of at
least a majority of the voting power of Voting Stock; or

                         (b)  as of and following the Trigger Date, the approval
of at least a majority of the voting power of Voting Stock; provided, however, that any proposed amendment, alteration, change, adoption or repeal of, or the adoption of any provision inconsistent with, any of paragraph (C)(3)(a) of Article FOURTH, paragraph (A)(2) of Article FIFTH, paragraph (B) of Article FIFTH, paragraph (C) of Article SIXTH, paragraph (E) of Article SIXTH, Article EIGHTH,

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

Article NINTH, Article TENTH and Article THIRTEENTH, shall require the approval by affirmative vote of the holders of at least eighty percent (80%) of the voting power of all Voting Stock.

                    B. Amendment of this Article. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all Voting Stock shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article FOURTEENTH.

          FIFTEENTH:    The Corporation shall have perpetual existence.

          SIXTEENTH:     For purposes of this Certificate of Incorporation, the
following definitions shall apply:

                         (1) "Beneficial Owner" shall have the meaning given to
such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended;

                         (2) "Controlling Stockholder" shall mean a holder or
beneficial owner, in the aggregate, of at least a majority of the Voting Stock;

                         (3) "Employee Stockholder" shall mean any holder of
shares of Class B Common Stock, other than the Original Controlling Stockholder, as of the date of the initial public offering of shares of Class A Common Stock of the Corporation;

                         (4) "Original Controlling Stockholder" shall mean PNC
Asset Management, Inc.;

                         (5)  each reference to a "person" shall be deemed to
include not only a natural person, but also a corporation, partnership, joint venture, association, or legal entity of any kind; each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include, in his, her or its representative capacity, a guardian, committee, executor, administrator or other legal representative of such natural person or record holder;

                         (6) "Subsidiary" shall mean, as to any person or
entity, a corporation, part ownership, joint venture, association or other entity in

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

which such person or entity beneficially owns (directly or indirectly) fifty percent (50%) or more of the Voting Stock or outstanding voting power, partnership interests or similar voting interests; and

                         (7) "Trigger Date" shall mean the first date following
the date upon which a Controlling Stockholder ceases to be the holder or beneficial owner of a majority of the voting power of the Voting Stock; and

                         (8) "Voting Stock" shall mean the then outstanding
shares of capital stock of the Corporation entitled to vote generally on the election of directors and shall exclude any class or series of capital stock of the Corporation only entitled to vote in the event of dividend arrearages or any default under any provision of such series thereon, whether or not at the time of determination there are any such dividend arrearages or defaults.


          IN WITNESS WHEREOF, this Certificate of Incorporation which restates, integrates and amends the provisions of the Original Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by an authorized officer of the Corporation this ____ day of ___________, 1999.

                              BLACKROCK, INC.



                              By:
                                 -----------------------------------------
                                 [Name]
                                 [Title]



                              By:
                                 -----------------------------------------
                                 [Name]
                                 [Title]

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